As filed with the Securities and Exchange Commission on November 19, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNCHRONY FINANCIAL

(Exact name of Registrant as specified in its charter)

Delaware	51-0483352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

777 Long Ridge Road

Stamford, Connecticut 06902

(203) 585-2400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jonathan S. Mothner, Esq.

Executive Vice President, General Counsel and Secretary

Synchrony Financial

777 Long Ridge Road

Stamford, Connecticut 06902

(203) 585-2400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David S. Lefkowitz, Esq.

Corey R. Chivers, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	$7,500,000,000 (1)	—	$7,500,000,000 (1)	$871,500 (2)

(1)	Such indeterminate principal amount of debt securities as may from time to time be issued at indeterminate prices. The debt securities registered hereunder will not have an aggregate offering price which exceeds $7,500,000,000 or the equivalent in any other currency, currency unit or units, or composite currency or currencies.
(2)	Estimated solely for the purpose of computing the registration fee. Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act. Rule 457(o) permits the registration statement fee to be calculated on the basis of the maximum offering price of all of the securities listed, and, therefore, the table does not specify by each class of security information as to the amount to be registered or the proposed maximum offering price per security.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 19, 2014

PROSPECTUS

$7,500,000,000 DEBT SECURITIES

SYNCHRONY FINANCIAL

Synchrony Financial may from time to time offer to sell its debt securities. The specific terms of any series of debt securities will be determined at or prior to the time of sale and will be provided in supplements to this prospectus.

Synchrony Financial may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Synchrony Financial will provide the specific plan of distribution for any debt securities to be offered in supplements to this prospectus. For general information about the distribution of such debt securities, see “Plan of Distribution” in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

The principal executive office of Synchrony Financial is located at 777 Long Ridge Road, Stamford, Connecticut 06902, and their telephone number at that address is (203) 585-2400.

Investing in the securities involves risks. See “Risk Factors” on page 4 of this prospectus to read about factors you should consider before investing in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell debt securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is                     , 2014

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, you should see that agreement or document for a complete description of these matters. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

You should also read and carefully consider the information in this prospectus, any prospectus supplement and any free writing prospectus together with the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Certain Defined Terms

Except as the context may otherwise require in this prospectus supplement, references to:

•	“Form 10 Information” are to the information included in our Current Report on Form 8-K filed with the SEC on November 19, 2014, which is incorporated by reference in this prospectus;

•	“we,” “us,” “our,” and the “Company” are to SYNCHRONY FINANCIAL and its subsidiaries, which together represent the businesses that historically have conducted GE’s North American retail finance business;

•	“Synchrony” are to SYNCHRONY FINANCIAL only; and

•	the “Bank” are to Synchrony Bank (a subsidiary of Synchrony), previously known as GE Capital Retail Bank.

We provide a range of credit products through programs we have established with a diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which, in our business and in this prospectus, we refer to as our “partners.” The terms of the programs all require cooperative efforts between us and our partners of varying natures and degrees to establish and operate the programs. Our use of the term “partners” to refer to these entities is not intended to, and does not, describe our legal relationship with them, imply that a legal partnership or other relationship exists between the parties or create any legal partnership or other relationship. Unless otherwise indicated, references to “loan receivables” do not include loan receivables held for sale.

“Synchrony” and its logos and other trademarks referred to in this prospectus, including, Optimizer+plus ® and CareCredit® belong to us. Solely for convenience, we refer to our trademarks in this prospectus without the ™ and ® symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our trademarks. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. Our filed reports and other information can be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of such site is: http://www.sec.gov.

Our Internet website is www.synchronyfinancial.com. Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. Other than any documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus is not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents we file with the SEC. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules). The information that we file later with the SEC will automatically update and, in some cases, supersede the information in this prospectus and the documents listed below.

•	The “Form 10 Information” and other information included in our Current Report on Form 8-K filed with the SEC on November 19, 2014;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2014 filed on September 5, 2014 and September 30, 2014 filed on October 31, 2014; and

•	Our Current Reports on Form 8-K filed with the SEC on August 11, 2014; August 13, 2014; September 22, 2014; and October 6, 2014.

We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we sell all the securities that may be offered by this prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any exhibit furnished under Item 9.01(c) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in the applicable prospectus supplement.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:

Synchrony Financial Investor Relations

777 Long Ridge Road

Stamford, Connecticut 06902

(855) 818-3056

OUR COMPANY

We are one of the premier consumer financial services companies in the United States. Our roots in consumer finance trace back to 1932, and today we are the largest provider of private label credit cards in the United States based on purchase volume and receivables. We provide a range of credit products through programs we have established with a diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which we refer to as our “partners.” Through our partners’ locations across the United States and Canada, and their websites and mobile applications, we offer their customers a variety of credit products to finance the purchase of goods and services.

Our business benefits from longstanding and collaborative relationships with our partners, including some of the nation’s leading retailers and manufacturers with well-known consumer brands, such as Lowe’s, Walmart, Amazon and Ethan Allen. We believe our partner-centric business model has been successful because it aligns our interests with those of our partners and provides substantial value to both our partners and our customers. Our partners promote our credit products because they generate increased sales and strengthen customer loyalty. Our customers benefit from instant access to credit, discounts and promotional offers. We seek to differentiate ourselves through deep partner integration and our extensive marketing expertise. We have omni-channel (in-store, online and mobile) technology and marketing capabilities, which allow us to offer and deliver our credit products instantly to customers across multiple channels.

We offer our credit products primarily through our wholly-owned subsidiary, the Bank. Through the Bank, we offer, directly to retail and commercial customers, a range of deposit products insured by the Federal Deposit Insurance Corporation (the “FDIC”), including certificates of deposit, individual retirement accounts, money market accounts and savings accounts, under our Optimizer+Plus brand. We also take deposits at the Bank through third-party securities brokerage firms that offer our FDIC-insured deposit products to their customers. We are expanding our online direct banking operations to increase our deposit base as a source of stable and diversified low cost funding for our credit activities.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under “Item 1A. Risk Factors” in the Form 10 Information, and under similar headings in our subsequently filed annual reports on Form 10-K and quarterly reports on Form 10-Q, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. See the section entitled “Where You Can Find More Information” in this prospectus.

FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, in the documents incorporated by reference into this prospectus and in any supplement to this prospectus include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “will” or words of similar meaning. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook for our future business and financial performance, such as those contained in “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Trends and Conditions” in the Form 10 Information. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as:

•	the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated;

•	retaining existing partners and attracting new partners, concentration of our platform revenue in a small number of Retail Card partners, promotion and support of our products by our partners, and financial performance of our partners;

•	our need for additional financing, higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings;

•	our ability to securitize our loans, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loans, and lower payment rates on our securitized loans;

•	our reliance on dividends, distributions and other payments from the Bank;

•	our ability to grow our deposits in the future;

•	changes in market interest rates and the impact of any margin compression;

•	effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk, the sufficiency of our allowance for loan losses and the accuracy of the assumptions or estimates used in preparing our financial statements;

•	our ability to offset increases in our costs in retailer share arrangements;

•	competition in the consumer finance industry;

•	our concentration in the U.S. consumer credit market;

•	our ability to successfully develop and commercialize new or enhanced products and services;

•	our ability to realize the value of strategic investments;

•	reductions in interchange fees;

•	fraudulent activity;

•	cyber-attacks or other security breaches;

•	failure of third parties to provide various services that are important to our operations;

•	disruptions in the operations of our computer systems and data centers;

•	international risks and compliance and regulatory risks and costs associated with international operations;

•	catastrophic events;

•	alleged infringement of intellectual property rights of others and our ability to protect our intellectual property;

•	litigation and regulatory actions;

•	damage to our reputation;

•	our ability to attract, retain and motivate key officers and employees;

•	tax legislation initiatives or challenges to our tax positions and state sales tax rules and regulations;

•	significant and extensive regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulation by the Consumer Financial Protection Bureau on our business;

•	changes to our methods of offering our CareCredit products;

•	impact of capital adequacy rules;

•	restrictions that limit the Bank’s ability to pay dividends;

•	regulations relating to privacy, information security and data protection as well as anti-money laundering and anti-terrorism financing laws;

•	use of third-party vendors and ongoing third-party business relationships;

•	effect of General Electric Capital Corporation (“GECC”) being subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) both as a savings and loan holding company and as a systemically important financial institution;

•	General Electric Company (“GE”) not completing the Separation (as defined in the Form 10 Information) as planned or at all, GE’s inability to obtain the GE SLHC Deregistration (as defined in the Form 10 Information) and GE continuing to have significant control over us;

•	completion by the Federal Reserve Board of a review (with satisfactory results) of our preparedness to operate on a standalone basis, independently of GE, and Federal Reserve Board approval required for us to continue to be a savings and loan holding company, including the timing of the approval and the imposition of any significant additional capital or liquidity requirements;

•	our need to establish and significantly expand many aspects of our operations and infrastructure;

•	delays in receiving or failure to receive Federal Reserve Board agreement required for us to be treated as a financial holding company after the GE SLHC Deregistration;

•	loss of association with GE’s strong brand and reputation;

•	limited right to use the GE brand name and logo and need to establish a new brand;

•	terms of our arrangements with GE may be more favorable than we will be able to obtain from unaffiliated third parties;

•	GE has significant control over us;

•	obligations associated with being a public company;

•	our incremental cost of operating as a standalone public company could be substantially more than anticipated;

•	GE could engage in businesses that compete with us, and conflicts of interest may arise between us and GE; and

•	failure caused by us of GE’s distribution of our common stock to its stockholders in exchange for its common stock to qualify for tax-free treatment, which may result in significant tax liabilities to GE for which we may be required to indemnify GE.

See “Item 1A. Risk Factors” in the Form 10 Information for a further description of these and other factors. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus, including in “Risk Factors.” You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by the federal securities laws.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus or any applicable free writing prospectus, we will use the net proceeds from the sale of any debt securities that may be offered hereby for general corporate purposes. General corporate purposes may include, but are not limited to, increasing our liquidity, reducing or refinancing our indebtedness or the indebtedness of our subsidiaries, funding our operations, financing acquisitions and redeeming outstanding securities. Pending such use, the net proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities and/or similar assets as we may determine. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

For purposes of determining the historical ratio of earnings to fixed charges, “earnings” consist of earnings before provision for income taxes, plus fixed charges. “Fixed charges” consist of (i) interest expense on all indebtedness, including amortization of debt expense, discounts and premiums and (ii) the portion of rental expense that is representative of the interest factor.

	Nine Months Ended September 30, 2014	Years Ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	4.9x	5.1x	5.4x	4.2x	2.8x	1.8x

DESCRIPTION OF DEBT SECURITIES

General

The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued in one or more series under the indenture (as amended and supplemented from time to time, the “indenture”), dated as of August 11, 2014, between us and The Bank of New York Mellon, as trustee (the “trustee”). The indenture is subject to any amendments or supplements we may enter into from time to time which are permitted under the indenture. We will file any amendments or supplements to the indenture as exhibits to a current report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the indenture. The descriptions below do not restate the indenture and do not contain all the information you may find useful. We urge you to read the indenture because it, and not the summary below, defines your rights as a holder of our debt securities. If you would like to read the indenture, it is on file with the SEC, as described under “Where You Can Find More Information.” Whenever we refer to particular sections or defined terms in an indenture, those sections and definitions are incorporated by reference. The indenture is subject to and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

As used in this description of debt securities, “we,” “our,” “us,” “Synchrony” and the “Company” refer to Synchrony Financial and not to any of our subsidiaries.

We will describe in the applicable prospectus supplement the terms of the series of debt securities that we may offer and the supplemental indenture relating to such series of debt securities. These terms will include the following:

•	the designation and the aggregate principal amount of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series which may be issued;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•	the rate or rates, or the method of determination thereof, at which the debt securities of the series shall bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable;

•	the currency of the debt securities of the series and the currency in which payments on the debt securities of the series are payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

•	our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which debt securities of the series would be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the denominations in which debt securities of the series shall be issuable;

•	any events of default, if different from the existing events of default under the indenture, and whether such additional or modified events of default are subject to covenant defeasance;

•	the trustee, if different from the existing trustee under the indenture;

•	any addition to, or modification of, any covenants with respect to the debt securities of any series, and whether any such additional or modified covenant is subject to covenant defeasance; and

•	any other terms of the series, which terms shall not be inconsistent with the provisions of the indenture.

Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months.

When we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York.

Unless otherwise specified in the applicable prospectus supplement, each series of the debt securities will be issued in the form of one or more fully registered debt securities registered in the name of the nominee of The Depository Trust Company (“DTC”) and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The indenture does not limit the aggregate amount of debt securities that we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. The indenture does not limit our ability to incur senior debt, subordinated or secured debt, or our ability, or that of any of our existing or future subsidiaries, to incur other indebtedness and other liabilities or issue preferred stock.

We may, from time to time, without the consent of the holders of debt securities of a particular series, reopen such series of debt securities and issue additional debt securities of such series having the same ranking and the same interest rate, maturity and other terms as the debt securities of such series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional debt securities, together with the debt securities of such series initially offered by this prospectus and the applicable prospectus supplement, will constitute a single series of debt securities under the indenture; provided that if the additional debt securities are not fungible for U.S. federal income tax purposes with the debt securities of such series initially offered by this prospectus and the applicable prospectus supplement, the additional debt securities will be issued under a separate CUSIP number. No such additional debt securities may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which such additional debt securities would be a part.

The trustee will initially be the registrar and paying agent for the debt securities. We will maintain an office in the Borough of Manhattan, the City of New York where we will pay the principal and premium, if any, on the debt securities and you may present the debt securities for registration of transfer and exchange. We have designated the office of the trustee located at 101 Barclay Street, New York, New York 10286 for this purpose.

Ranking

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to such series of debt securities.

We are a holding company and conduct substantially all of our operations through subsidiaries. However, the debt securities will be obligations exclusively of Synchrony Financial and will not be guaranteed by any of our subsidiaries. As a result, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries (including deposit liabilities of the Bank), as well as the indebtedness and other liabilities of our securitization entities, which means that creditors of our subsidiaries (including depositors of the Bank) and our securitization entities will be paid from their assets before holders of the debt securities would have any claims to those assets.

As a holding company, we depend on the ability of our subsidiaries, particularly the Bank, to transfer funds to us to meet our obligations, including our obligations to pay interest on the debt securities. Our subsidiaries have no obligation to pay any amounts due on the debt securities.

Certain Covenants

Set forth below are summaries of certain covenants in the indenture that apply to us, unless otherwise provided in any prospectus supplement. However, the indenture does not significantly limit our operations. In particular, the indenture does not:

•	limit the amount of dividends that we can pay;

•	limit the amount of debt securities that we can issue from time to time;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue; or

•	contain any covenant or other provision that is specifically intended to afford any holder of debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

Limitation on Disposition of Voting Stock of the Bank

The indenture contains a covenant limiting our ability to dispose of the Voting Stock of a Bank Subsidiary (as defined below). This covenant generally provides that, except as permitted as described under “—Consolidation, Merger and Sale of Assets,” as long as any of the debt securities are outstanding:

•	neither we nor any of our subsidiaries will sell, assign, transfer or otherwise dispose of any shares of Voting Stock of a Bank Subsidiary, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of a Bank Subsidiary, and we will not permit any Bank Subsidiary to issue any shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Bank Subsidiary, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of Voting Stock of such Bank Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, such Bank Subsidiary would cease to be a “controlled subsidiary” (as defined below); and

•	we will not permit any Bank Subsidiary to merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a controlled subsidiary, or to lease, sell or transfer all or substantially all of its properties and assets to any person except to us or a controlled subsidiary or a person that upon such lease, sale or transfer will become a controlled subsidiary.

A “Bank Subsidiary” is the Bank, any successor to the Bank, or any subsidiary of the Company that owns, directly or indirectly, any Voting Securities of the Bank or any successor to the Bank.

A “controlled subsidiary” is a subsidiary of the Company in respect of which at least 80% of the outstanding shares of the Voting Stock of such subsidiary is at the time owned by us, by one or more of our subsidiaries or by us and one or more of our controlled subsidiaries.

“Voting Stock” of any specified person as of any date means the capital stock of such person of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person; provided that, for the purposes hereof, capital stock which carries only the right to vote conditionally on the happening of an event shall not be considered “Voting Stock” whether or not such event shall have happened.

The limitations described above do not apply to transactions required by law, rule, regulation or order of any governmental agency or authority. In addition, for the avoidance of doubt, the limitations described in the second bullet point above will not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly to our securitization entities in connection with our securitization financing facilities.

Limitation on Creation of Liens

The indenture contains a covenant limiting our ability to create liens on the Voting Stock of a Bank Subsidiary. This covenant generally provides that, as long as any series of the debt securities are outstanding, neither we nor any of our subsidiaries will create, assume or incur any pledge, encumbrance or lien upon any shares of Voting Stock of a Bank Subsidiary, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, any shares of Voting Stock of a Bank Subsidiary, in each case to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the shares of Voting Stock of such Bank Subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase shares of Voting Stock of such Bank Subsidiary to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of Voting Stock of such Bank Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), such Bank Subsidiary would cease to be a controlled subsidiary (as defined above), unless the debt securities are equally and ratably secured with any and all such indebtedness for so long as such indebtedness is so secured.

In addition, for the avoidance of doubt, the limitations described in the preceding paragraph do not apply to the incurrence of any pledge, encumbrance or lien upon loan receivables, on customary terms and in the ordinary course of business, in connection with our securitization financing facilities.

Reports

We will be required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual reports, information, documents and reports that are filed by us with the SEC via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the trustee at the time such documents are filed via the EDGAR system or such successor procedure. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Consolidation, Merger and Sale of Assets

We have agreed in the indenture that we will not (i) merge or consolidate with any other person, nor (ii) sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person (other than a subsidiary), in each case unless:

•	either we are the continuing person or the successor person is a corporation or limited liability company organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and this other person expressly assumes all of our obligations under the indenture and the debt securities; provided that, in the event that such successor person is not a corporation, another person that is a corporation shall expressly assume, as co-obligor with such successor person, all of our obligations under the indenture and the debt securities;

•	immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, no default or event of default has occurred and is continuing under the indenture; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such merger, consolidation, sale, conveyance, transfer or other disposition and such supplemental indenture (if any) comply with the indenture.

In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor person, such successor person shall succeed to and be substituted for us, with the same effect as if it had been named in the indenture as us and we shall be relieved of any further obligations under the indenture and under the debt securities and the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

For the avoidance of doubt, without limiting the foregoing, the limitations described in this section will not apply to any transfer of loan receivables, on customary terms and in the ordinary course of business, directly or indirectly to our securitization entities in connection with our securitization financing facilities.

Events of Default

Unless otherwise provided in any prospectus supplement, any of the following events will constitute an event of default under the indenture with respect to any debt securities:

•	default in the payment of any installment of interest on such series of debt securities when due and payable, and the continuance of such default for 30 days;

•	default in the payment of the principal of, or premium, if any, on such series of debt securities when due and payable (whether at maturity, upon redemption or otherwise);

•	default in the making or satisfaction of any sinking fund payment or analogous obligation as and when the same shall become due and payable by the terms of the debt securities of such series;

•	failure to observe or perform any other covenants or agreements in the indenture in respect of the debt securities of such series, which failure continues for 60 days after written notice, requiring us to remedy the same, from the trustee or holders of at least 25% of the outstanding principal amount of such series of debt securities as provided in the indenture;

•	any indebtedness of ours or the Bank (or any successor to the Bank) for borrowed money is accelerated by its terms if the aggregate principal amount of such indebtedness which has been so accelerated exceeds $100 million and the acceleration is not rescinded or annulled within 15 days after written notice from the trustee or holders of at least 25% of the outstanding principal amount of such series of debt securities as provided in the indenture; provided that this event of default will be remedied, cured or waived without further action upon the part of either the trustee or any of the holders if any default giving rise to the acceleration of such other indebtedness is remedied, cured or waived; and

•	specified events relating to the bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank).

Remedies

If an event of default arising from specified events of the bankruptcy, insolvency, reorganization or receivership of us or the Bank (or any successor to the Bank) occurs, the principal amount of all outstanding debt securities will become due and payable immediately, without further action or notice on the part of the holders of the debt securities or the trustee. If any other event of default with respect to a series of debt securities occurs, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of such series may declare the principal amount of the debt securities of such series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal amount of such series of debt securities will become immediately due and payable. However, at any time after a declaration has been made or such series of debt securities have otherwise become due and payable, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of such series may, subject to conditions specified in the indenture, rescind and annul that declaration or acceleration and its consequences.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee and otherwise in accordance with the conditions specified in the indenture, the holders of a majority in principal amount of outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for and remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of such series.

Notice of Default

The trustee will, within 90 days after the occurrence of a default with respect to a series of debt securities, mail to the holders of such debt securities notice of such default relating to such series of debt securities, unless such default has been cured or waived. However, the Trust Indenture Act and the indenture currently permit the trustee to withhold notices of defaults (except for certain payment defaults) if the trustee in good faith determines that withholding of such notices to be in the interests of the holders.

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the indenture.

Legal Proceedings and Enforcement of Right of Payment

You will not have any right to institute any proceeding under or with respect to the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to the debt securities. In addition, the holders of at least 25% in principal amount of the outstanding debt securities of a series must have made written request, and offered reasonable indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, premium, if any, and interest on that debt security at the place, time, rates and in the currency expressed in the indenture and the debt security and to institute a suit for the enforcement of that payment.

Modification of Indenture

We may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture with respect to one or more series of debt securities with the consent of holders of a majority in aggregate principal amount of the debt securities of all such series affected by such modification or amendment, voting as a single class. However, the consent of each holder affected is required for any amendment:

•	to change the stated maturity of principal of, or any installment of principal of or interest on, any debt security;

•	to reduce the rate of or extend the time for payment of interest, if any, on any debt security or to alter the manner of calculation of interest payable on any debt security;

•	to reduce the principal amount or premium, if any, on any debt security;

•	to make the principal of, premium, if any, or interest on any debt security payable in a different currency;

•	to reduce the percentage in principal amount of any series of debt securities, the holders of which are required to consent to any supplemental indenture or to any waiver of any past default or event of default;

•	to change any place of payment where the debt securities or interest thereon is payable;

•	to modify the interest rate reset provision of any debt security;

•	to impair the right of any holder of the debt securities to receive payment of the principal of, or premium, if any, or interest on any debt securities on or after the respective due dates for such principal or interest, or to institute suit for the enforcement of any such payment, or reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect the right of repayment, if any, at the option of the holder, or extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any debt security; or

•	to modify provisions of the indenture relating to waiver of defaults or amendment of the indenture, except to increase the percentage in principal amount of debt securities whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the debt securities of such series, and the holders of other series of debt securities shall not have any voting rights with respect to such matters as they relate to the debt securities of such series.

In addition, we and the trustee with respect to the indenture may enter into supplemental indentures without the consent of the holders of the debt securities of any series for one or more of the following purposes:

•	to evidence that another corporation or limited liability company has become our successor and/or to add a co-obligor under the provisions of the indenture relating to mergers, consolidations, sales, conveyances, transfers or other dispositions of assets described under “—Consolidation, Merger and Sale of Assets” above, and that the successor assumes our covenants, agreements and obligations in the indenture and in the debt securities;

•	to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of the debt securities as our board of directors and the trustee shall consider to be for the protection of the holders of such debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture;

•	to establish the forms or terms of debt securities of any series;

•	to cure any ambiguity, to correct or supplement any provisions that may be defective or inconsistent with any other provision or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of the holders of such series of debt securities in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the description of the debt securities contained in the prospectus or other offering document pursuant to which the debt securities were sold will not be deemed to adversely affect the interests of the holders of the debt securities;

•	to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•	to provide for the issuance of additional debt securities of any series;

•	to provide for the exchange of any debt securities in global form represented by one or more global certificates for debt securities of the same series issued under the indenture in definitive certificated form in the circumstances permitted by the terms of the indenture and such debt securities, and to make all appropriate changes to the indenture for such purpose;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any debt security of any series created prior to the execution of such supplemental indenture or (ii) shall become effective only when no debt securities of any series created prior to the execution of such supplemental indenture are outstanding;

•	to add guarantees with respect to any series of debt securities or to secure any series of debt securities; and

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities.

Defeasance of Indenture

We have the right to terminate all of our obligations with respect to a series of debt securities under the covenants described above under “—Certain Covenants” and under such other covenants for such series as may be established in the future in accordance with the terms of the indenture and to provide that the events described in the third bullet under “—Events of Default” (as it relates to any covenants referred to in the preceding part of this sentence) and any other event of default expressed to be subject to covenant defeasance under the indenture shall no longer constitute events of default under the indenture with respect to such series of debt securities, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of such series, money in an amount sufficient, U.S. government obligations the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, without consideration of any reinvestment of interest, to pay principal of, premium, if any, and interest, if any, on the debt securities of such series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of an opinion of counsel, to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, we have the right at any time to terminate all of our obligations under the indenture with respect to any series of debt securities, other than (i) your right to receive, solely from the trust fund described below, payments of principal of, and interest on, such series of debt securities when due and (ii) certain obligations relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, lost or stolen debt securities, to maintain a registrar and paying agent in respect of the debt securities, to pay compensation to, and expenses of, the trustee, and with respect to the resignation or removal of the trustee, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of such series, money in an amount sufficient, U.S. government obligations the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee, without consideration of any reinvestment of interest, to pay principal of, premium, if any, and interest, if any, on the debt securities of such series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of a ruling received from the Internal Revenue Service or an opinion of counsel to the effect that you will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which, in the case of an opinion of counsel, is based upon a change in law after the date of the indenture.

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement.

Satisfaction and Discharge

The indenture will generally cease to be of any further effect with respect to any series of debt securities, if:

•	either (i) we have delivered to the trustee for cancellation all outstanding debt securities of such series (with certain limited exceptions), or (ii) all such debt securities of such series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee in trust, funds sufficient to pay at maturity or upon redemption all of the outstanding debt securities of such series; and

•	if, in either case, we also pay or cause to be paid all other sums then payable under the indenture by us.

Any monies and U.S. government obligations deposited with the trustee for payment of principal of, premium, if any, or interest, if any, on the debt securities of any series and not applied but remaining unclaimed by the holders of the debt securities of such series for two years after the date upon which the principal of, and interest and premium, if any, on, the debt securities of such series, as the case may be, shall have become due and payable, shall be repaid to us by the trustee on written demand. Thereafter, the holder of the debt securities of such series may look only to us for payment thereof.

Miscellaneous Provisions

The indenture provides that certain series of debt securities, including those for which payment has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of holders for quorum purposes.

We will be entitled to set any day as a record date for the purpose of determining the identity of holders of debt securities of any series issued under the indenture entitled to vote or consent (or to revoke any vote or consent) to any action under the indenture, in the manner and subject to the limitations provided in the indenture.

Resignation and Removal of the Trustee

The trustee may resign at any time by giving written notice thereof to us.

Under certain circumstances, we may remove the trustee and appoint a successor trustee. The trustee may also be removed by act of the holders of a majority in principal amount of the then outstanding debt securities of one or more series.

No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Governing Law

The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture and the debt securities, will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry System

Unless otherwise indicated in the prospectus supplement, DTC, which we refer to along with its successors in this capacity as the “depositary,” will act as securities depositary for the debt securities. Unless otherwise indicated in the prospectus supplement, each series of debt securities will be issued as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of each series of the debt securities, will be issued with respect to each series of the debt securities and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the debt securities so long as the debt securities are represented by global security certificates.

Investors may elect to hold interests in the global debt securities through either DTC in the United States or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear System”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the respective depositaries’ names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for the Euroclear System (in such capacities, the “U.S. Depositaries”).

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

The Euroclear System advises that it was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to each series of debt securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.

We will issue debt securities in definitive certificated form in exchange for global securities if:

•	the depositary notifies us that it is unwilling or unable to continue as depositary with respect to the applicable series of debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by us within 90 days of such notice or of our becoming aware of such failure to be registered;

•

we determine at any time that the applicable series of debt securities will no longer be represented by global security certificates (in which case we will inform the depositary of such determination and who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates representing such series of debt securities); or

•	any event shall have occurred and be continuing which, after notice or lapse of time, or both, would constitute an event of default with respect to the applicable series of debt securities, and such exchange is so requested by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under that series of debt securities.

Any global debt security, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for debt security certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all debt securities represented by these certificates for all purposes under the debt securities and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the debt securities represented by these global security certificates registered in their names; and

•	will not be considered to be owners or holders of the global security certificates or any debt securities represented by these certificates for any purpose under the debt securities or the indenture.

All payments on the debt securities represented by the global security certificates and all transfers and deliveries of related debt securities will be made to the depositary or its nominee, as the case may be, as the holder of the debt securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Unless otherwise indicated in the prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s

Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

We may distribute the debt securities offered by this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices;

•	at negotiated prices; or

•	at prices determined as the applicable prospectus supplement specifies.

The accompanying prospectus supplement and any free writing prospectus will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the debt securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of the debt securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the debt securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of debt securities offered and sold by us pursuant to this prospectus will be a new issue with no established trading market. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered debt securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of debt securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the debt securities. As a result, the price of the debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. If any underwriters create a short position in the debt securities in an offering in which they sell more debt securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the debt securities in the open market.

Underwriters, dealers or agents that participate in the offer of debt securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

The validity of the debt securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The combined financial statements for Synchrony Financial and combined affiliates at December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses, other than underwriting commissions, expected to be incurred in connection with the issuance and distribution of the securities being registered under this Registration Statement are estimated to be as follows:

Securities and Exchange Commission Registration Fee		$871,500
Printing and Engraving			*
Legal Fees and Expenses			*
Accounting Fees and Expenses			*
Miscellaneous			*
Total	$		*

*	Estimated expenses are not presently known

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the state of Delaware (“DGCL”) provides that a corporation may indemnify directors and officers, as well as employees and agents, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, or (iv) for any transactions from which the director derived an improper personal benefit.

The certificate of incorporation of Synchrony Financial (the “Registrant”) provides that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and that, to the fullest extent permitted by the law, no director shall be liable for monetary damages to the Registrant or its stockholders for any breach of fiduciary duty as a director.

General Electric Company (“GE”), the ultimate parent of the Registrant, maintains liability insurance for its directors and officers and for the directors and officers of its majority-owned subsidiaries, including the Registrant. This insurance provides for coverage, subject to certain exceptions, against loss from claims made against directors and officers in their capacity as such, including claims under the federal securities laws. The Registrant has obtained additional liability insurance for its directors and officers to reduce the deductible payable under the policy maintained by GE.

The Registrant has entered into indemnification agreements with its directors, officers and certain key employees which require the Registrant, among other things, to indemnify such persons against certain liabilities which may arise by reason of their status or service as a director, officer or employee and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

In addition, any underwriting agreement that the Registrant may enter into in connection with the sale of any securities registered hereunder may provide for indemnification of the Registrant, its directors, certain of its officers and certain persons who control the Registrant by the underwriters against certain liabilities. To the extent that the Registrant enters into any such underwriting agreement, it will file it as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this Registration Statement.

Item 16.	Exhibits

Number	Description

1.1*	Form of Underwriting Agreement

4.1	Indenture, dated as of August 11, 2014, between Synchrony Financial and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Synchrony Financial on August 11, 2014)

4.2	First Supplemental Indenture, dated as of August 11, 2014, between Synchrony Financial and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Synchrony Financial on August 11, 2014)

5.1**	Opinion of Weil, Gotshal & Manges LLP

12.1**	Statement of Ratio of Earnings to Fixed Charges

23.1**	Consent of KPMG LLP

23.2**	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

24.1**	Powers of Attorney (included on signature page)

25.1**	Statement of Eligibility of The Bank of New York Mellon, as trustee, with respect to the indenture

*	To be filed by amendment or by a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K and incorporated by reference herein.
**	Filed herewith.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on November 19, 2014.

Synchrony Financial

By:	/s/ Margaret M. Keane
	Name:	Margaret M. Keane
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Margaret M. Keane, Brian D. Doubles and Jonathan S. Mothner, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute for him or her and in his or her name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as the attorney-in-fact and to file the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on November 19, 2014:

Signature	Title

/s/ Margaret M. Keane Margaret M. Keane	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Brian D. Doubles Brian D. Doubles	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ David P. Melito David P. Melito	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ William H. Cary William H. Cary	Director

/s/ Daniel O. Colao Daniel O. Colao	Director

/s/ Alexander Dimitrief Alexander Dimitrief	Director

S-1

Signature	Title

/s/ Roy A. Guthrie Roy A. Guthrie	Director

/s/ Richard C. Hartnack Richard C. Hartnack	Director

/s/ Anne Kennelly Kratky Anne Kennelly Kratky	Director

/s/ Jeffrey G. Naylor Jeffrey G. Naylor	Director

/s/ Dmitri L. Stockton Dmitri L. Stockton	Director

S-2

EXHIBIT INDEX

Number	Description

1.1*	Form of Underwriting Agreement

4.1	Indenture, dated as of August 11, 2014, between Synchrony Financial and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Synchrony Financial on August 11, 2014)

4.2	First Supplemental Indenture, dated as of August 11, 2014, between Synchrony Financial and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Synchrony Financial on August 11, 2014)

5.1**	Opinion of Weil, Gotshal & Manges LLP

12.1**	Statement of Ratio of Earnings to Fixed Charges

23.1**	Consent of KPMG LLP

23.2**	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

24.1**	Powers of Attorney (included on signature page)

25.1**	Statement of Eligibility of The Bank of New York Mellon, as trustee, with respect to the indenture

*	To be filed by amendment or by a Current Report on Form 8-K pursuant to Item 601 of Regulation S-K and incorporated by reference herein.
**	Filed herewith.

S-3